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EXHIBIT 99.1

      GSI LUMONICS ANNOUNCES PRECISION MOTION CONTROL COMPONENTS ACQUISITION

BILLERICA, MASS. (MAY 2, 2003): GSI Lumonics Inc. (NASDAQ: GSLI and TSX: LSI) has acquired the principal assets of the Encoder division of Dynamics Research Corporation (DRC), located in Wilmington, Massachusetts.

The product lines acquired with the Encoder division have an annualized run rate of sales of approximately US$6 to 7 million. The Encoder division assets were acquired for US$3.3 million in cash, subject to adjustment, and the assumption of certain liabilities. The integration of the Encoder division into GSI Lumonics' Component Products Group in Billerica, Massachusetts is currently scheduled for completion by the end of August, 2003.

Charles Winston, GSI Lumonics' Chief Executive Officer and President said, "This acquisition is consistent with GSI Lumonics' stated strategy to acquire new technologies and expand into new products complementary with its existing markets. The addition of the Encoder division assets represents the addition of technology and products that expand the Company's offering of precision motion control components. It is currently expected that this acquisition will be accretive to earnings in the fourth quarter of this year."

An optical encoder is a high-resolution, electro-mechanical feedback device that is a critical part of a precision motion control system. Digital output from the encoder provides real-time position feedback data to a motion control system's electronics. In recent years, advances in microprocessor technology and shrinking microelectronic geometries have stimulated demand for sensors, of which encoders are a specific type. These products are found in aerospace, automotive, medical instrumentation, semiconductor processing and factory automation applications, as well as motion control sub-systems.

GSI Lumonics supplies precision motion control components, lasers and laser-based advanced manufacturing systems to the global medical, semiconductor, electronics, and industrial markets. GSI Lumonics' common shares are listed on NASDAQ (GSLI) and the Toronto Stock Exchange (LSI). The Company's web site address is http://www.gsilumonics.com/.

For more information:

         Victor Woolley
         GSI Lumonics Inc.
         978-439-5511
         Ext. 6135
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Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act), Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, tax issues and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate," "believe," "estimate," "expect," "intend," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Other risks include the fact that the Company's sales have been and are expected to continue to be dependent upon customer capital equipment expenditures, which are, in turn, affected by business cycles in the markets served by those customers. Other factors include volatility in the semiconductor industry, the risk of order delays and cancellations, the risk of delays by customers in introducing their new products and market acceptance of products incorporating subsystems supplied by the Company, similar risks to the Company of delays in its new products, our ability to continue to reduce costs and capital expenditures, our ability to focus R&D investment and other risks detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission and with securities regulatory authorities in Canada. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.